Exhibit 99.1

GrafTech Announces Appointment of Timothy K. Flanagan as Chief Executive Officer and President
BROOKLYN HEIGHTS, Ohio – March 26, 2024 – GrafTech International Ltd. (NYSE: EAF) (“GrafTech” or the “Company”) announced today that the Company’s Board of Directors (the “Board”) has appointed Timothy K. Flanagan as the Company’s Chief Executive Officer and President, and has elected Mr. Flanagan to the Board, all effective March 26, 2024.
“The Board is pleased to announce Tim’s appointment as Chief Executive Officer and President,” said Henry R. Keizer, Chair of the Board of GrafTech. “After completing a comprehensive search, conducted with the assistance of a leading executive search firm, that considered both internal and external candidates, the Board is confident that Tim is the right person to lead GrafTech forward to capitalize on the Company’s competitive advantages and deliver long-term growth. Since joining the Company, Tim has demonstrated strong leadership, helping to guide GrafTech throughout this pivotal period in the Company’s history. In addition, Tim’s extensive steel industry experience, reflecting his numerous leadership positions at Cleveland-Cliffs for more than a decade, will serve the Company, its stockholders, its customers and its other stakeholders well as GrafTech moves ahead.”
Mr. Flanagan has served as GrafTech’s interim Chief Executive Officer and President since November 2023. He joined the Company in November 2021, upon being appointed GrafTech’s Chief Financial Officer, Vice President Finance and Treasurer. Mr. Flanagan previously served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc., a flat-rolled steel producer and supplier of iron ore pellets, from January 2017 to February 2019. Prior to being promoted to Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, he held a variety of financial leadership roles at Cleveland-Cliffs since joining in 2008. More recently, he served as Chief Financial Officer of Benesch, Friedlander, Coplan & Aronoff, LLP, an AmLaw 200 law firm, from June 2019 to November 2021.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
Cautionary Note Regarding Forward‑Looking Statements
This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures and cost of goods sold, and guidance relating to adjusted EBITDA and free cash flow. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the proxy contest by Nilesh Undavia and its outcome. Additional factors are described in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in reports and statements filed by the Company with the Securities and Exchange Commission (the “SEC”). The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information and Where to Find It
The Company has filed with the SEC a preliminary proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at http://ir.graftech.com.
Participants
GrafTech, its directors, including its director nominees, and certain of its executive officers and employees are participants in the solicitation of proxies with respect to the solicitation by the Company in connection with the Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Proxy Statement filed with the SEC on March 13, 2024, in the section entitled “Security Ownership of Certain Beneficial

Owners and Management” (on page 23 and available here) and Appendix B (on page B-1 and available here). To the extent holdings by the participants in the solicitations reported in the Proxy Statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (to the extent such participant is subject to Section 16 of the Securities Exchange Act of 1934). These documents are or will be available free of charge at the SEC’s website at www.sec.gov.
Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com